Exhibit 23.2

                            [LETTERHEAD OF KPMG LLP]

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Canadian Derivatives Clearing Corporation

We consent to the use of our report dated January 24, 2003, with respect to the balance sheet of Canadian Derivatives Clearing Corporation as of December 31, 2002 and the related statements of operations, retained earnings and cash flows for the year ended December 31, 2002, and to the reference to our firm under the heading "Experts" in the Post-Effective Amendment of No. 25 to the Registration Statement (Form S-20 No. 2-69458) and related Prospectus.


                                        /s/ KPMG LLP

Montreal, Canada                        Chartered Accountants
March 31, 2003